SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) - August 18, 2000

                                     HSB Group, Inc.
                 (Exact name of registrant as specified in its charter)

           Connecticut                         001-13135        06-1475343
        (State or other                        (Commission      (IRS Employer
       jurisdiction of incorporation)          File Number)     Identification
                                                                No.)

 One State Street, Hartford, Connecticut                      06102-5024
(Address of principal executive offices)                       (Zip Code)

 Registrant's telephone number, including area code - (860-722-1866)

Item 5.  Other Events.

     HSB Group, Inc. (the "Registrant") and American International Group, Inc. ("AIG") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of August 17, 2000. The Merger Agreement is attached hereto as Exhibit 2 and is incorporated by reference.

     On August 18, 2000, the Registrant and AIG issued a joint press release announcing the Merger Agreement. The press release is attached hereto as Exhibit
99.1 and is incorporated by reference.

     Concurrently with the execution of the Merger Agreement, the Registrant entered into a Stock Option Agreement with AIG under which AIG has been granted an option to purchase up to 19.9 percent of the Registrant's common stock under certain conditions. The Stock Option Agreement is attached hereto as Exhibit
99.2 and is incorporated herein by reference.

     The transaction has been approved by the Boards of Directors of both companies and is subject to various regulatory approvals, as well as the approval of the Registrant's stockholders.

Item 7.   Financial Statements and Exhibits.

Exhibit 2 Agreement and Plan of Merger dated August 17, 2000.

Exhibit 99.1 Press Release dated August 18, 2000.

Exhibit 99.2  Stock Option Agreement dated August 17, 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                    HSB Group, Inc.


Dated: August 18, 2000                              /s/ R. Kevin Price
                                                    R. Kevin Price
                                                    Senior Vice President
                                                    and Corporate Secretary